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                                                                   EXHIBIT 16.2





September 25, 2000



Securities and Exchange Commission
Washington, D.C. 20549

Re:  CodeStream Holdings, Inc.
     File No. 84-1100609

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of CodeStream Holdings, Inc. dated September 25, 2000, and agree with the statements contained therein.

Very truly yours,

\s\ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP